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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): August 30, 2000


                               Caminus Corporation
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

      000-28085                                           13-4081739
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(Commission File Number)                               (I.R.S. Employer
                                                      Identification No.)

                                747 Third Avenue
                            New York, New York 10017
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          (Address of Principal Executive Offices, Including Zip Code)

                                 (212) 515-3600
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.


      (a) On August 30, 2000, Caminus Corporation (the "Company") completed its acquisition (the "Nucleus Acquisition") of substantially all of the assets of Nucleus Corporation ("Nucleus Corporation") and Nucleus Energy Consulting Corporation ("Nucleus Consulting," together with Nucleus Corporation, "Nucleus"), pursuant to an Asset Purchase Agreement dated as of August 30, 2000 (the "Purchase Agreement"), by and among the Company, Nucleus Corporation, Nucleus Consulting, and David C. Meyers and John H. Gerold, the holders of all of the outstanding stock of Nucleus. The assets include Nucleus' accounts receivable, intellectual property and software, certain assumed contracts and leaseholds, equipment, computers, motor vehicles, customer lists, governmental licenses and all goodwill of Nucleus as a going concern.

      The purchase price for the Nucleus Acquisition consisted of 261,334 shares (the "Shares") of the Company's Common Stock, $.01 par value per share, $13,720,000 in cash, and the assumption of certain liabilities of the business of Nucleus. The purchase price is subject to adjustment, depending upon the final determined value of Nucleus' working capital, as is more fully described in the Purchase Agreement. The cash portion of the purchase price was paid for from the proceeds of the Company's initial public offering, which closed on February 2, 2000. The Shares issued to Nucleus were authorized, but previously unissued shares of Common Stock. Nucleus is entitled to certain piggyback registration rights with respect to the Shares, as is more fully described in the Registration Rights Agreement, dated as of August 30, 2000 (the "Registration Rights Agreement").

      The terms of the Purchase Agreement were determined on the basis of arm's-length negotiations. Prior to the execution of the Purchase Agreement, neither the Company nor any of its affiliates, nor any director or officer of the Company or any associate of any such director or officer, had any material relationship with Nucleus or either of Messrs. Meyers or Gerold.

      The Company, Nucleus, Messrs. Meyers and Gerold, and State Street Bank and Trust Company of California N.A. also entered into an Escrow Agreement, dated as of August 30, 2000 (the "Escrow Agreement"), pursuant to which $1 million of the cash portion of the purchase price, and 133,332 Shares of the stock portion of the purchase price will be held in escrow to reimburse the Company in connection with any indemnification claims the Company may make, pursuant to breaches of representations, warranties or covenants by Nucleus. A provision is also made for an additional escrow account in connection with a settlement agreement Nucleus entered into in November 1998.

      The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement and Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of such agreements, which are filed as Exhibits 2.1, 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

      (b) Certain of the assets acquired by the Company include equipment and other physical property of Nucleus. Prior to the acquisition, Nucleus marketed trading and scheduling software systems for energy providers. The Company currently intends to continue Nucleus' business substantially in the manner conducted by Nucleus immediately prior to the Nucleus Acquisition.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)     Financial Statements of Businesses Acquired

        The financial statements required by this item are not included herewith and will be filed by amendment no later than November 13, 2000.

(b)     Pro Forma Financial Information

        The pro forma financial information required by this item is not included herewith and will be filed by amendment no later than November 13, 2000.

(c)     Exhibits

        See the Exhibit Index attached hereto.



                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CAMINUS CORPORATION

Date: September 13, 2000                  /s/ Mark A. Herman
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                                          Mark A. Herman
                                          Chief Financial Officer


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                                  Exhibit Index

2.1* Asset Purchase Agreement, dated as of August 30, 2000, by and among Caminus Corporation, Nucleus Corporation, Nucleus Energy Consulting Corporation, David C. Meyers and John H. Gerold.

99.1 Registration Rights Agreement, dated as of August 30, 2000, by and among Caminus Corporation, Nucleus Corporation and Nucleus Energy Consulting Corporation.

99.2 Escrow Agreement, dated as of August 30, 2000, by and among Caminus Corporation, Nucleus Corporation, Nucleus Energy Consulting
      Corporation, David C. Meyers, John H. Gerold and State Street Bank and Trust Company of California N.A.




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* The Company hereby agrees to furnish supplementally a copy of any omitted schedules to the Asset Purchase Agreement to the Securities and Exchange Commission upon request.


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